SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: December 19, 2011

CEMTREX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53238	30-0399914
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Engineers Lane,
Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

631-756-9116
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 19, 2011, Arun Govil, Chief Executive Officer and President of the Company resigned his positions as an officer of the Company. Mr. Govil will remain on the Board of Directors of the Company serving as its Chairman. Mr. Govil's decision to resign was not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices. A copy of Mr. Govil's resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Also effective December 19, 2011, at a meeting of the Board of Directors of the Company, Saagar Govil, formerly Secretary and General Manager of Operations of the Company and a member of its Board of Directors, was appointed Chief Executive Officer of the Company.

Saagar Govil, 25, has been with the Company since July 2008 as General Manager of operations. Saagar Govil has a B.S. in Materials Engineering from Stony Brooke University, N.Y.  Saagar Govil is the son of Arun Govil.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Resignation Letter of Aron Govil dated December 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX,INC.
(Registrant)

Date:	December 20, 2011	By:	/s/ Saagar Govil
Saagar Govil Chief Executive Officer
CEMTREX,INC.